SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ARGOSY GAMING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

      The following is the text of a letter sent by Argosy Gaming Company to certain of its stockholders on January 5, 2005:

January 5, 2005

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY!

Dear Stockholder:

Recently, we mailed you proxy material in connection with the Special Meeting of Stockholders of Argosy Gaming Company, which is scheduled to be held on January 20, 2005.

Your board of directors has unanimously determined that the merger is advisable, fair to and in the best interests of Argosy and our stockholders. Accordingly, the board has unanimously approved and adopted the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement at the special meeting.

Regardless of the number of shares you own, it is important that they are represented and voted at this meeting. Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience.

Remember: You can vote by telephone, or via the Internet, just follow the simple instructions on your proxy card.

If you have already voted, please accept our thanks. We appreciate your participation and continued support. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 800-628-8536.

Very truly yours,

/s/ Richard J. Glasier

Richard J. Glasier

President and Chief Executive Officer

Additional Information

          In connection with the proposed merger, Argosy Gaming Company (“Argosy”) filed on December 23, 2004 a definitive proxy statement and other relevant documents with the Securities and Exchange Commission (SEC) and mailed the proxy statement and proxy card to Argosy stockholders beginning on December 27, 2004. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY ARGOSY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE FROM ARGOSY BY DIRECTING A REQUEST TO: Argosy Gaming Company, Attn: Investor Relations Department, 219 Piasa Street, Alton, IL 62002, telephone (618) 474-7500.

Argosy and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Argosy’s stockholders in connection with the proposed merger is set forth in Argosy’s annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 12, 2004 and proxy statement for its 2004 annual meeting of stockholders filed with the SEC on March 12, 2004. Additional information is set forth in the proxy statement filed with the SEC.